UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ZAXIS INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
 ZAXIS INTERNATIONAL INC.
7 Imber Street
Petach Tivka, 4951141, Israel
+ 972 (3) 744-4505

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Zaxis International Inc., a Delaware corporation (the "Company" or the "Corporation"), in connection with actions taken by the Company's Board of Directors and the holders of a majority of the issued and outstanding shares of common stock of the Company (the "Majority Consenting Stockholders"), which actions were approved by written consent on August 27, 2015 (the "Joint Written Consent") to change the name of the Corporation from Zaxis International Inc. to Emerald Medical Applications Corp. The action to be taken pursuant to the Joint Written Consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of August 27, 2015. The Amendment was authorized and approved by the Joint Written Consent, a copy of which is attached hereto as Exhibit A.

This Information Statement is be sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By Order of the Board of Directors:
/s/ Liron Carmel
Liron Carmel
CEO and Director

Petach Tivka, Israel
August 27, 2015

ZAXIS INTERNATIONAL INC.
7 Imber Street
Petach Tivka, 4951141, Israel
+ 972 (3) 744-4505

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the United States Securities and Exchange Commission (the "SEC") on August ___, 2015, in connection with the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders, both dated August 27, 2015 to change the name of the Corporation from Zaxis International Inc. to Emerald Medical Applications Corp.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders.

The Amendment to our Certificate of Incorporation will be effective upon receipt of approval be FINRA (the "Effective Date"). New Common Stock certificates reflecting the name change will not be issued at the Effective Date. The Company's common stock, par value $0.0001 (the "Common Stock") is subject to quotation on the OTCQB Market under the symbol "ZXSI." Upon the Effective Date, FINRA will change our symbol to reflect the Company's name change in connection with the Amendment.

ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO EMERALD MEDICAL APPLICATIONS CORP.

Effective August 27, 2015, the Corporation's Board of Directors approved an Amendment to the Corporation's Certificate of Incorporation to effect the name change from Zaxis International Inc. to Emerald Medical Applications Corp. based upon the Joint Written Consent of the Majority Consenting Stockholders.

A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement and a copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit B to this Information Statement.

Reasons for the Name Change

The Corporation's Board of Directors ratified, approved and recommended that the Corporation's Majority Consenting Stockholders consent to the Name Change to more accurately reflect the Corporation's recent business developments. More specifically, as disclosed in its current report on Form 8-K/12G3 filed with the SEC on July 15, 2015, the Company announced that it had completed the closing of its Share Exchange Agreement dated March 16, 2015 (the "Closing") with Emerald Medical Applications Ltd, a privately-held Israeli corporation ("Emerald") pursuant to which Emerald became a wholly-owned subsidiary of the Corporation.

Emerald was organized under the laws of the State of Israel on February 17, 2010. Emerald is digital health startup company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics ("DermaCompare"). Emerald believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients' skin characteristics.

Emerald's DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography ("TBP"), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

DermaCare is engaged in the business of commercially exploiting its proprietary "DermaCare" technology which is used for the early detection of skin cancer using a unique, cloud-based software which Emerald markets to medical professionals for their patients as a service solution and is designed to revolutionize the diagnosis and detection of skin cancer thereby significantly reducing mortality.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of August 3, 2015 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Liron Carmel, CEO and Director (2)	61,003	0.45%
SOSA House, 12 Bar Yochay Street
Tel-Aviv 6653201, Israel

Oded Gilboa, CFO	125,000	0.93%
10 Hayetsira Street
Raanana, Israel

Yair Fudim, Chairman	0	0.00%
SOSA House, 12 Bar Yochay Street
Tel-Aviv 6653201, Israel

Lior Wayn (3)	5,474,545	40.58%
1 Emek Ayalon Street
Modi’in, Israel

Amir Uziel	1,031,250	8.25%
5 Shira Street
Rishon Lezion, Israel

Itschak Shrem	1,031,250	8.25%
21 Ha’rba’ah Street
Tel-Aviv, Israel

Lavi Krasney	1,031,250	8.25%
8 Paamoni Street
Tel-Aviv, Israel

Directors and Officers (3 persons)	186,003	1.38%

(1) Applicable percentage ownership is based on 13,589,905 Shares of Common Stock outstanding as of August 3, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of August 3, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Mr. Carmel is also the owner of 61,003 Class A Warrants, exercisable for a period of 24 months to purchase 61,103 Share at a price of $0.80.
(3) Lior Wayn, COO of Emerald, is also the record and beneficial owner of 2,700,000 Class E Warrants, none of which are exercisable within 60 days.
(4) Mr. Uziel is also the beneficial owner of Economic Consultant Ltd, holder of 625,000 Class B Warrants, the underlying shares of which are subject to the Lock-Up Agreement, which provides that only 33 and 1/3 percent of which may be subject to exercise and public sale within 60 days, and 634,061 Class C Unit Warrants which expire 90 days from the effective date of the Registration Statement and are exercisable to acquire an additional 1,288,122 shares. Mr. Uziel's beneficial ownership percentage is based on the total of 13,589,905 shares outstanding at August 3, 2015, plus the additional 1,476,459 shares which may be acquired within 60 days.
(5) Mr. Shrem is also the beneficial owner of Yaad Consulting Ltd, holder of 625,000 Class B Warrants, the underlying shares of which are subject to the Lock-Up Agreement, which provides that only 33 and 1/3 percent of which may be subject to exercise and public sale within 60 days, and 634,063 Class C Unit Warrants which expire 90 days from the effective date of the Registration Statement and are exercisable to acquire an additional 1,288,126 shares. Mr. Uziel's beneficial ownership percentage is based on the total of 13,589,905 shares outstanding at August 3, 2015, plus the additional 1,476,459 shares which may be acquired within 60 days.
(6) Mr. Krasney is also the beneficial owner of Capitalink Ltd, holder of 625,000 Class B Warrants, the underlying shares of which are subject to the Lock-Up Agreement, which provides that only 33 and 1/3 percent of which may be subject to exercise and public sale within 60 days, and 634,061 Class C Unit Warrants which expire 90 days from the effective date of the Registration Statement and are exercisable to acquire an additional 1,288,122 shares. Mr. Uziel's beneficial ownership percentage is based on the total of 13,589,905 shares outstanding at August 3, 2015, plus the additional 1,476,459 shares which may be acquired within 60 days.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Liron Carmel	30	CEO and director
Oded Gilboa	41	CFO
Yair Fudim	66	Chairman

Liron Carmel, 30, has been CEO and sole director of the Company since December 2014. From 2010 through December 2014, Mr. Carmel served as a senior analyst in the Investment Division of Excellence Group, a leading investment firm in Israel. In such capacity, Mr. Carmel specialized in risk management and special debt financing including participation in and leading negotiations with major institutional investors in Israel. From 2009 to 2010, Mr. Carmel was an analytical consultant for Precise Group, an Israeli financial institution.

Oded Gilboa, 42, a licensed CPA in the United States and Israel, has been the CFO since February 2015. Since December 2013, Mr. Gilboa has also been serving as CFO of BreedIt Corp., a reporting company under the Exchange Act. Mr. Gilboa has over 18 years of experience in finance and public accounting, having served as a senior finance executive in the technology and biotech industries with responsibilities in corporate finance, accounting, strategic planning and operational and financial management. From 2010 through 2012, Mr. Gilboa served as the Revenue Accounting and Finance Manager of Mylan Specialty, a subsidiary of Mylan Inc. (NASDAQ: MYL), a company focused on the development, manufacturing and marketing of prescription drug products. From 2007 through 2009, Mr. Gilboa was the Executive Director of Finance and US Controller of Taro Pharmaceuticals (NASDAQ:TAROF), a global pharmaceutical company. From 1998 through 2007 Mr. Gilboa held various financial positions with IDT Corporation (NYSE:IDT), a world-wide provider of telecommunications and media services, where in his most recent role he served as Director of Finance. Mr. Gilboa began his career in public accounting, auditing both public and private companies and holds a B.A in Economics and Accounting and an M.B.A. from the Tel-Aviv University.

Yair Fudim, 66, Chairman of the Company’s Board of Directors effective April 30, 2015, has also been serving as Chairman and CEO of Peregrine Industries, Inc., a public company (OTCQB: PGID) since July 2013. During the past five years, Mr. Fudim has also served as Chairman of Greenstone Industries Ltd, a public company organized in Israel and listed on the Tel Aviv Stock Exchange (“TASE”) since February 2013, prior to which he served as Greenstone’s CEO from February 2010 until March 2013; Since February 2013, Mr. Fudim has also been Chairman of RVB Holdings Ltd, a public company organized under in Israel (OTCQB: RVBHF); From April 1991 through April 2013, Mr. Fudim served as CEO of Leader Holdings & Investments Ltd (“Leader Holdings”), a public company organized in Israel and listed on the TASE; Mr. Fudim also serves as Chairman of the Board of Leader Capital Markets Ltd., a TASE listed public company organized in Israel and a subsidiary of Leader Holdings. Mr. Fudim holds a B.A. in Economics and an MBA from the Hebrew University of Jerusalem.

There are no agreements with respect to the election of directors. We do not compensate our directors. Officers serve at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our director, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company was informed that our CEO has and the CFO and Chairman have not filed reports as required under Section 16(a).

NASDAQ Rule 4200. The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that of our directors, only Yair Fudim is independent.

Directors’ Term of Office. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Code of Ethics. We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the fourth quarter of 2015.

Potential Conflicts of Interest. Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers during the fiscal years ending December 31, 2014, 2013 and 2012.

		Summary Compensation Table			Long Term
		Annual Compensation			Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Position	Year	($)	($)	($)	($)	($)	($)

Liron Carmel, CEO and Chairman	2014	—	—	—	—	—
Oded Gilboa, CFO	2014	—	—	—	—	—
Ivo Heiden, former CEO, CFO and Chairman	2014	—	—	—	—	—
	2013	24,000	—	—	—	—	—
	2012	24,000	—	—	—	—	—

Executive Employment Agreements

Emerald has entered into employment agreements with Lior Wayn, its CEO, and Oded Gilboa its CFO. In addition, the Company has entered into a separate employment agreement with Oded Gilboa, the Compay's CFO. Copies of these employment agreements were filed as exhibits to the Company's Form 8-K12G3 on July 15, 2015.

Emerald’s employment agreement with Lior Wayn, dated January 1, 2015, provides for a base annual salary of NIS46,000, equal to approximately $12,000 for which Mr. Wayn is required to devote 100% of his business time to the affairs of Emerald. In addition, Mr. Wayn’s agreement also provides for the payment of cash bonuses as follows: (i) a bonus equal to 5% of the monthly revenues of Emerald during the years ending December 31, 2015 and 2016, payable quarterly; and (ii) a cash bonus equal to 7 months base salary only in the event that the Company raises at least $1,150,000 from: (i) the sale of equity securities at a price of not less than $0.80 per Share; or (ii) the exercise of warrants at an exercise price of not less than $0.80 per Share.

The employment agreements between Mr. Gilboa and the Company and Emerald, dated March 22, 2015 and February 25, 2015, respectively, provide as follows: (i) the Company shall pay Mr. Gilboa cash compensation for the initial two month period a total of $2,000 following which Mr. Gilboa will be paid at the rate of $3,000 per month and, as additional compensation, the Company issued Mr. Gilboa 125,000 restricted Shares; and (ii) Emerald shall pay Mr. Gilboa cash compensation of NIS13,200 which is equivalent to approximately $3,450 per month.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to the executive officers named in the Summary Compensation Table. However, the Company issued Class E Warrants to Lior Wayn at the Closing exercisable to purchase 2,700,000 Shares in three equal tranches of 900,000 Shares each, at a price of $0.0001 per Share.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during period ending March 31, 2015 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Outstanding Warrants

The following table summarizes information of outstanding warrants as of July 16, 2015:

	Warrants	Warrant Term	Exercise Price	Exercisable
Warrants
Investors - Class A Warrants (1)	3,199,719	2 years	$0.80	3,199,719
Investors - Class B Warrants (2)	2,500,000	2 years	$0.40	2,500,000
Investors - Class C Warrants (3)	5,072,492	(3)	$(3)	5,072,492
Lior Wayn - Class E Warrants (4)	2,700,000		$0.0001

(1) The Class A Warrants were issued in connection with a private placement in reliance upon Regulation S, pursuant to which the Company sold a total of 3,199,719 units at a price of $0.40 per unit (the "Units"), each Unit comprised of one Share and one Class A Warrant exercisable at $0.80 per share with a term 24 months. While all of the Class A Warrants are exercisable within 60 days, in fact, none of these warrants will be exercised for the foreseeable future, based upon the exercise price of $0.80 per Share.

(2) The Class B Warrants were issued to consultants for bona fide services to the Company and are exercise, on a cashless basis at a price of $0.40 per Share for a period of two years.
(3) The Class C Unit Warrants were issued to consultants for bona fide services to the Company, and each Unit is exercisable at a price of $0.40 to purchase one Share of Common Stock and one Class A Warrant which, in turn, is exercisable to purchase one additional Share at a price of $0.80. The Class C Unit Warrants expire ninety (90) days after the effective date of this Registration Statement.
(4) The Class E Warrants were issued by the Company to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the "Tranches") at an exercise price of $0.0001 per Share, subject to and within 45 days of the Company achieving the milestones defined in the table below (the "Milestones").

Milestone	Description
First	The Company, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.
Second	The Company, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.
Third	The Company, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2014 and 2013.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge a information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Director of

Zaxis International Inc.
 7 Imber Street
Petach Tivka, 4951141, Israel
+ 972 (3) 744-4505

August 27, 2015

By: /s/ Liron Carmel,
Liron Carmel, Chief Executive Officer

Exhibit A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
ZAXIS INTERNATIONAL INC.

The undersigned, being the members of the Board of Directors of Zaxis International Inc., a Delaware corporation (the "Corporation"), acting together with the written consent of the  holders (the "Majority Consenting Stockholders") of a majority of the outstanding shares of the Corporation's common stock, par value $0.0001 (the "Common Stock") acting pursuant to the authority granted by Section 242 of the Delaware General Corporation Law ("DGCL"), do hereby adopt the following resolutions as of this 27th day of August 2015.

WHEREAS, the Corporation's Board of Directors has determined to change the name of the Corporation from Zaxis International Inc. to Emerald Medical Applications Corp.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the following Articles as follows:

FIRST: The name of the Corporation is: Emerald Medical Applications Corp.

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED, that the undersigned members of the Corporation's Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the DGCL and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholder be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation's Common Stock issued and outstanding at August 27, 2015 (the "Record Date") is 13,589,905 shares. The number of shares of Common Stock owned of record and beneficially by the Majority Consenting Stockholders necessary to approve the above resolutions under Section 228 of Title 8 of the DGCL and the By-laws of the Corporation is 6,794,954 shares of Common Stock. The Majority Consenting Stockholders holding 8,754,298 shares of Common Stock, representing 64%, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Zaxis International Inc.

By: /s/ Liron Carmel
Liron Carmel, CEO and Director

Dated: August 27, 2015

Name of Consenting Shareholder	Number of Share Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Liron Carmel, CEO and Director	61,003	0.45%

Oded Gilboa, CFO	125,000	0.93%

Lior Wayn, shareholder	5,474,545	40.58%

Amir Uziel, shareholder	1,031,250	8.25%

Itschak Shrem, shareholder	1,031,250	8.25%

Lavi Krasney, shareholder	1,031,250	8.25%

Total	8,754,298	64%

(1) Applicable percentage ownership is based on 13,589,905 Shares of Common Stock outstanding as of August 3, 2015.

Exhibit B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Zaxis International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Zaxis International Inc. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholders of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" and "FOURTH" so that, as amended, said Articles shall be and read as follows:

FIRST: The name of the Corporation is: Emerald Medical Applications Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __th day of September 2015.

By: /s/ Liron Carmel
Name: Liron Carmel
Title: Chief Executive Officer and Director